EXHIBIT 99.1

Rock-Tenn Company Reports Third Quarter 2003 Results

Norcross, Ga., July 22, 2003 – Rock-Tenn Company (NYSE:RKT) today reported financial results for the fiscal third quarter ended June 30, 2003. Net sales for the fiscal third quarter of 2003 were $386.4 million compared to net sales of $357.1 million in the prior year quarter. Net income was $7.2 million, or $0.21 per diluted share, for the fiscal third quarter ended June 30, 2003, compared to net income of $5.5 million, or $0.16 per diluted share, in the comparable quarter of the prior fiscal year. Rock-Tenn Company’s net income in the fiscal third quarter of 2003 included a $0.7 million pre-tax charge related to restructuring and other costs compared to $9.8 million in the prior year quarter.

Chairman and Chief Executive Officer’s Statement

Rock-Tenn Company Chairman and Chief Executive Officer James A. Rubright stated, “Our earnings per diluted share of $0.21 was within the $0.20 to $0.25 guidance we gave at the beginning of the quarter. Folding carton sales were up 15.6% over last year and up 6% excluding the impact of the Cartem-Wilco acquisition. Merchandising display sales were up 9.5% over the prior year quarter. While our recycled paperboard mills operated at 95% utilization and our sales price increased by $26 per ton over the prior year quarter, our operating income declined primarily due to higher recovered fiber costs and much higher energy costs. During the quarter we paid off a $24.5 million synthetic lease financing, made a $22.7 million contribution to our pension plans, and funded capital expenditures of $12.3 million. Debt increased by $14.6 million.

“We believe that earnings for the fiscal year will be in the range of $0.85 to $0.90 per diluted share. We expect our capital expenditures for fiscal year 2003 to be between $60 to $65 million, consistent with our prior estimates. During fiscal year 2004 we expect capital expenditures also to be $60 to $65 million, which includes funding $15 million in growth projects in our folding carton business.”

Segment Results

Packaging Products Segment

Packaging Products segment sales increased 14.4% in the fiscal third quarter of 2003 to $228.3 million from $199.7 million in the fiscal third quarter of 2002. Packaging Products segment operating income was $9.5 million in the fiscal third quarter of 2003 compared to $14.6 million in the prior year quarter. Return on sales for the fiscal third quarter of 2003 decreased to 4.1% from 7.3% in the prior year quarter.

The increase in sales for the Packaging Products segment in the third quarter of 2003 was primarily due to higher volumes in folding carton sales, which increased 15.6% from the year ago period. The increase in the folding carton sales resulted from the Cartem-Wilco acquisition that was completed in January 2003 and internal growth. Folding carton operating income decreased from the prior year period due to continued pricing pressure in the current highly competitive environment and increased paperboard costs. These costs were somewhat offset by the operating income contributed by Cartem-Wilco. Interior packaging products sales increased by approximately 10% compared to the prior year quarter, although operating income declined slightly due to higher paperboard costs. Despite increased volumes compared to the comparable quarter of 2002, plastic packaging income declined due to higher resin prices and a shift in mix toward lower margin extruded roll stock sales.

Merchandising Displays and Corrugated Packaging Segment

Merchandising Displays and Corrugated Packaging segment sales increased $2.5 million from the prior year quarter to $70.5 million. Operating income for the segment increased 46% to $6.7 million in the third fiscal quarter of 2003 compared to $4.6 million in the comparable year ago quarter. Return on sales for the fiscal third quarter of 2003 was 9.5% compared to 6.7% in the prior year quarter.

The increase in sales for the segment was driven by a 9.5% increase in sales of merchandising displays. Operating income in the Merchandising Display division improved as margins returned to historically normal levels. Corrugated packaging sales declined due to the sale of the Dothan facility; sales at current locations increased by 1.2%.

Paperboard Segment

Paperboard segment sales increased 0.9% to $130.3 million in the fiscal third quarter of 2003 from $129.1 million in the same quarter of 2002, despite a decline in sales in the Company’s Laminated Paperboard Products division. Total tons shipped in the quarter for the Paperboard segment were 279,706 tons, a 0.1% increase from the 279,336 tons shipped in the same quarter last year. The Company’s recycled paperboard mills operated at 95% of capacity. Operating income in the segment was $5.6 million compared to $9.0 million the prior year period. The decline in operating income was caused primarily by continued weakness in demand for ready-to-assemble furniture components and competitive pricing for clay-coated recycled boxboard. Return on sales was 4.3% in the third quarter of 2003 compared to 7.0% in the third quarter of 2002.

Selling, General & Administrative Expenses

During the third quarter of 2003, selling, general and administrative expenses were $48.5 million compared to $49.0 million in the same quarter of last year due to cost reductions.

Capital Expenditures

Rock-Tenn Company’s capital expenditures for the quarter were $12.3 million, consistent with the Company’s expectation that capital expenditures will be approximately $60.0 to $65.0 million for the fiscal year. This amount does not include $24.5 million paid this quarter to purchase the assets that were previously part of a financing arrangement commonly referred to as a synthetic lease. The Company terminated this arrangement resulting in the addition of $24.5 million of land, buildings and improvements.

Financing

Rock-Tenn Company’s debt balance, excluding the fair value hedge adjustment of $24.3 million, at the end of the third quarter was $510.2 million compared to $495.5 million on March 31, 2003.

During the quarter, Rock-Tenn Company contributed an additional $22.7 million to its defined benefit pension plans. This contribution was not required to be made in this fiscal year.

Rock-Tenn Company realized $6.4 million cash proceeds by terminating interest rate swaps that were designated as fair value hedges of $100 million of its notes that expire in 2011.

Cautionary Statements

Statements herein regarding expected earnings of the Company, expected performance of the Company’s businesses, expected levels of demand, expected capital expenditures constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements are based on our current expectations and beliefs and are subject to certain risks and uncertainties that could cause actual results to differ materially from those contained in any forward looking statement. With respect to these statements, the Company has made assumptions regarding expected economic conditions, expected volumes and price levels of purchases by customers, raw material and energy costs, labor costs, the amount and timing of expected capital expenditures, including installation costs, project development and implementation costs, severance and other shutdown costs, restructuring costs, expected credit availability, expected year-end inventory levels and costs, competitive conditions in our businesses, and possible adverse actions of our customers, our competitors and suppliers. The forward-looking statements are subject to certain risks including, among others, that the foregoing assumptions are inaccurate. There are many factors that impact these forward-looking statements that cannot be predicted accurately. Actual results may vary materially from current expectations, in part because the Company manufactures most of its products against customer orders with short lead times and small backlogs, while earnings are currently dependent on volume due to price levels and fixed operating costs. Further, these forward-looking statements are subject to a number of general risks including, among others, decreases in demand for the Company’s products, increases in energy and raw material costs, reduced supply of raw materials, increases in capital equipment costs, fluctuations in selling prices, increased competition, and adverse changes in general market and industry conditions. Such risks are more particularly described in the Company’s filings with the Securities and Exchange Commission, including under the caption “Forward-looking Information and Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. Management believes its estimates are reasonable; however, undue reliance should not be placed on such estimates, which are based on current expectations. The information contained herein speaks as of the date hereof and the Company does not undertake any obligation to update such information as future events unfold.

Conference Call

The Company will host a conference call to discuss its third quarter 2003 and other topics that may be raised during the discussion at 11:00 a.m., ET, on Tuesday, July 22. The conference call will be webcast and can be accessed, along with a copy of this press release and any other statistical information related to the conference call, at www.rocktenn.com.

Rock-Tenn Company is one of North America’s leading marketing and packaging solutions companies, with annual net sales of over $1.4 billion and over 70 manufacturing operations in the United States, Canada, Mexico and Chile.

Contact:	Rock-Tenn Company Steven C. Voorhees, Executive Vice President & Chief Financial Officer David Rees, Investor Relations 770-448-2193

ROCK-TENN COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	FOR THE THREE MONTHS ENDED		FOR THE NINE MONTHS ENDED

	June 30,	June 30,	June 30,	June 30,
	2003	2002	2003	2002

NET SALES	$386,367	$357,142	$1,101,350	$1,055,828
Cost of Goods Sold	316,965	282,161	902,270	834,454

Gross Profit	69,402	74,981	199,080	221,374
Selling, General and Administrative Expenses	48,519	48,961	142,590	141,541
Restructuring and Other Costs	671	9,846	1,087	9,681

Income from Operations	20,212	16,174	55,403	70,152
Interest Expense	(7,379)	(6,542)	(20,408)	(19,638)
Interest and Other Income (Loss)	(50)	33	58	401
Loss from Unconsolidated Joint Venture	(92)	—	(376)	(694)
Minority Interest in Income of Consolidated Subsidiary	(849)	(874)	(2,371)	(2,394)

INCOME BEFORE INCOME TAXES	11,842	8,791	32,306	47,827
Provision for Income Taxes	4,630	3,320	12,694	18,573

INCOME BEFORE CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE	7,212	5,471	19,612	29,254
Cumulative Effect of a Change in Accounting Principle (Net of $2,368 Income Taxes)	—	—	—	(5,844)

NET INCOME	$7,212	$5,471	$19,612	$23,410

Weighted Average Common Shares Outstanding-Diluted	34,726	34,694	34,619	34,301

Diluted Earnings Per Share:
Income Before Cumulative Effect of a Change in Accounting Principle	$.21	$.16	$.57	$.85
Cumulative Effect of a Change in Accounting Principle	—	—	—	(0.17)

Diluted Earnings Per Share	$.21	$.16	$.57	$.68

ROCK-TENN COMPANY
INDUSTRY SEGMENT INFORMATION
(UNAUDITED)
(IN THOUSANDS, EXCEPT TONNAGE DATA)

	FOR THE THREE MONTHS ENDED		FOR THE NINE MONTHS ENDED

	June 30,	June 30,	June 30,	June 30,
	2003	2002	2003	2002

NET SALES:
Packaging Products Segment	$228,317	$199,664	$633,198	$586,179
Merchandising Displays and Corrugated Packaging Segment	70,464	67,970	208,640	210,527
Paperboard Segment	130,307	129,094	384,185	377,918
Intersegment Eliminations	(42,721)	(39,586)	(124,673)	(118,796)

TOTAL	386,367	357,142	1,101,350	1,055,828

INCOME BEFORE TAXES:
Packaging Products Segment	9,458	14,605	24,382	38,989
Merchandising Displays and Corrugated Packaging Segment	6,672	4,569	18,652	23,807
Paperboard Segment	5,626	9,033	17,038	21,667

Segment Income	21,756	28,207	60,072	84,463
Restructuring and Other Costs	(671)	(9,846)	(1,087)	(9,681)
Other Non-Allocated Expense	(965)	(2,187)	(3,958)	(5,324)
Interest Expense	(7,379)	(6,542)	(20,408)	(19,638)
Interest and Other Income (Loss)	(50)	33	58	401
Minority Interest in Income of Consolidated Subsidiary	(849)	(874)	(2,371)	(2,394)

TOTAL	$11,842	$8,791	$32,306	$47,827

Paperboard Shipped (in tons)	279,706	279,336	821,203	819,574

ROCK-TENN COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(IN THOUSANDS)

	FOR THE THREE MONTHS ENDED		FOR THE NINE MONTHS ENDED

	June 30,	June 30,	June 30,	June 30,
	2003	2002	2003	2002

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$7,212	$5,471	$19,612	$23,410
Items in income not affecting cash:
Depreciation and amortization	19,102	18,092	57,309	54,234
Deferred income taxes	16,070	1,108	17,172	5,869
Deferred compensation expense	227	127	569	704
Loss (gain) on disposal of property, plant and equipment	733	(396)	(14)	(713)
Pension funding more than expense	(20,167)	(123)	(14,186)	(2,261)
Equity in loss from joint venture	92	—	376	694
Minority interest in income of consolidated subsidiary	849	874	2,371	2,394
Impairment loss and other non-cash items	(85)	8,272	811	14,124
Net changes in operating assets and liabilities	(1,790)	7,329	(10,169)	(18,366)

CASH PROVIDED BY OPERATING ACTIVITIES	22,243	40,754	73,851	80,089

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(12,324)	(24,889)	(44,317)	(53,538)
Purchase of synthetic lease assets	(24,500)	—	(24,500)	—
Cash paid for purchase of businesses	(1,199)	(1,116)	(66,419)	(22,876)
Cash contributed to joint venture	(75)	(32)	(312)	(1,682)
Proceeds from sale of property, plant and equipment	149	8,898	6,848	11,446
Decrease (increase) in unexpended industrial revenue bond proceeds	549	(1,554)	1,376	(1,554)

CASH USED FOR INVESTING ACTIVITIES	(37,400)	(18,693)	(127,324)	(68,204)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of public notes	—	—	99,748	—
Net repayments to revolving credit facilities	(2,494)	(16,300)	(894)	(4,300)
Additions to debt	17,088	4,616	64,308	16,410
Repayments of debt	(970)	(7,226)	(107,288)	(21,515)
Proceeds from monetizing swap contracts	6,416	—	8,898	—
Debt issuance costs	(23)	(86)	(1,013)	(156)
Issuance of common stock	1,840	1,524	3,821	6,243
Purchases of common stock	—	(345)	(1,313)	(345)
Cash dividends paid to shareholders	(2,761)	(2,556)	(8,269)	(7,610)
Distribution to minority interest	(1,120)	(910)	(2,380)	(2,555)

CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES	17,976	(21,283)	55,618	(13,828)

Effect of exchange rate changes on cash	(36)	167	(500)	1,007
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	2,783	945	1,645	(936)
Cash and cash equivalents:
Beginning of period	5,422	3,310	6,560	5,191

End of period	$8,205	$4,255	$8,205	$4,255

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Income taxes (net of refunds)	$1,015	$1,956	$8,205	$19,065
Interest (net of amounts capitalized)	2,322	1,352	14,615	15,300

ROCK-TENN COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(IN THOUSANDS)

	JUNE 30,	MARCH 31,	SEPTEMBER 30,
	2003	2003	2002

ASSETS:
Cash and cash equivalents	$8,205	$5,422	$6,560
Receivables — net	160,715	155,647	157,961
Inventories — at LIFO cost — net	131,444	123,909	111,749
Other current assets	28,770	13,993	11,691

TOTAL CURRENT ASSETS	329,134	298,971	287,961

Property, plant and equipment — net	618,434	595,891	572,087
Intangible and other assets	337,879	336,398	313,003

TOTAL ASSETS	$1,285,447	$1,231,260	$1,173,051

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current maturities of debt	$18,831	$4,335	$62,917
Other current liabilities	173,434	152,252	158,918

TOTAL CURRENT LIABILITIES	192,265	156,587	221,835

Long-term maturities of debt	491,321	491,173	390,323
Adjustment for fair value hedge	24,270	19,931	19,751

Total long-term debt	515,591	511,104	410,074
Deferred income taxes	107,248	90,942	84,345
Other long-term items	32,610	52,950	51,650
Shareholders’ equity	437,733	419,677	405,147

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,285,447	$1,231,260	$1,173,051

Rock-Tenn Company Quarterly Statistics

Paperboard Group Operating Statistics

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Fiscal Year

Average Price Per Ton (a)
Coated & Specialty Paperboard (b)
2001	$448	$445	$430	$428	$438
2002	424	410	410	425	417
2003	435	420	438	—	—
Corrugated Medium
2001	378	365	350	349	360
2002	342	337	331	346	339
2003	344	334	336	—	—
All Tons
2001	436	433	417	414	425
2002	410	398	397	413	405
2003	421	407	423	—	—
Average Recovered
Paper Cost
2001	74	68	66	67	69
2002	67	65	78	108	80
2003	82	78	88	—	—
Tons Shipped
Coated
2001	118,799	119,624	117,576	125,952	481,951
2002	125,382	117,813	117,724	126,625	487,544
2003	117,566	128,606	126,292	—	—
Specialty(b)
2001	97,913	102,732	109,086	104,717	414,448
2002	98,538	112,408	117,652	114,367	442,965
2003	99,752	113,299	113,001	—	—
Corrugated Medium
2001	41,452	39,827	42,025	45,879	169,183
2002	43,556	42,541	43,960	44,797	174,854
2003	40,815	41,459	40,413	—	—
Total
2001	258,164	262,183	268,687	276,548	1,065,582
2002	267,476	272,762	279,336	285,789	1,105,363
2003	258,133	283,364	279,706	—	—

(a)The Average Recycled Paperboard and Corrugated Medium Prices represent the average gross sales price per manufactured ton shipped adjusted for volume discounts and freight billed or allowed. The Average Recycled Paperboard and Corrugated Medium Prices are not adjusted for payment discounts or sales returns and allowances. The Weighted Average Recovered Paper Cost represents the average cost of fiber per manufactured ton shipped, including related freight and brokerage costs.

(b)Specialty Paperboard Average Price Per Ton and Tons Shipped include tons shipped by Seven Hills Paperboard LLC, our joint venture with LaFarge Corporation.

Note: First and second quarter 2003 sales price per ton numbers have been changed from prior disclosure to properly exclude volume discounts and freight billed or allowed.

Rock-Tenn Company Quarterly Statistics

Segment Sales and Operating Income
(In Thousands)

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Fiscal Year

Packaging Products Segment
Sales
2001	$195,575	$206,918	$198,618	$204,996	$806,107
2002	194,511	192,004	199,664	204,031	790,210
2003	191,410	213,471	228,317	—	—
Income
2001	10,799	11,719	12,777	12,779	48,074
2002	11,554	12,830	14,605	11,499	50,488
2003	4,859	10,065	9,458	—	—
Return On Sales
2001	5.5%	5.7%	6.4%	6.2%	6.0%
2002	5.9%	6.7%	7.3%	5.6%	6.4%
2003	2.5%	4.7%	4.1%	—	—
Merchandising Displays and Corrugated Packaging Segment
Sales
2001	$57,830	$65,778	$65,757	$74,030	$263,395
2002	72,453	70,104	67,970	79,606	290,133
2003	73,841	64,335	70,464	—	—
Income
2001	2,751	8,525	8,328	10,642	30,246
2002	11,389	7,849	4,569	9,006	32,813
2003	6,907	5,073	6,672	—	—
Return on Sales
2001	4.8%	13.0%	12.7%	14.4%	11.5%
2002	15.7%	11.2%	6.7%	11.3%	11.3%
2003	9.4%	7.9%	9.5%	—	—
Paperboard Segment
Sales
2001	$131,455	$133,158	$130,506	$129,432	$524,551
2002	125,081	123,743	129,094	138,263	516,181
2003	123,137	130,741	130,307	—	—
Income
2001	10,336	10,275	10,503	10,519	41,633
2002	6,287	6,347	9,033	2,426	24,093
2003	5,061	6,351	5,626	—	—
Return on Sales
2001	7.9%	7.7%	8.0%	8.1%	7.9%
2002	5.0%	5.1%	7.0%	1.8%	4.7%
2003	4.1%	4.9%	4.3%	—	—

Rock-Tenn Company Quarterly Statistics

Key Financial Statistics
(In Thousands except EPS Data)

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Fiscal Year

Income Before Cumulative Effect of a Change in Accounting Principle
2001	$4,505	$7,318	$9,120	$9,294	$30,237
2002	12,199	11,584	5,471	3,216	32,470
2003	5,070	7,330	7,212	—	—
Diluted EPS Before Cumulative Effect of a Change in Accounting Principle
2001	0.13	0.22	0.27	0.28	0.90
2002	0.36	0.34	0.16	0.09	0.94
2003	0.15	0.21	0.21	—	—
Net Income
2001	4,791	7,318	9,120	9,294	30,523
2002	6,355	11,584	5,471	3,216	26,626
2003	5,070	7,330	7,212	—	—
Diluted EPS
2001	0.14	0.22	0.27	0.28	0.91
2002	0.19	0.34	0.16	0.09	0.77
2003	0.15	0.21	0.21	—	—
Depreciation & Amortization
2001	19,262	19,002	19,662	19,667	77,593
2002	17,759	18,383	18,092	18,287	72,521
2003	19,419	18,788	19,102	—	—
Capital Expenditures
2001	16,632	17,515	17,652	20,762	72,561
2002	11,078	17,571	24,889	24,102	77,640
2003	16,721	15,272	12,324	—	—